UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. (the “Company”), held on January 20, 2011 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the stockholders. The proposals are further described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 - The election of the following nominees as Class III Directors for the ensuing three years: Richard A. Aurelio and Bin-ming (Benjamin) Tsai.

The proposal was approved by a vote of stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Aurelio	62,923,738	2,306,352	4,751,147
Bin-ming (Benjamin) Tsai	64,384,649	845,441	4,751,147

Proposal 2 - The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
67,254,192	2,694,396	32,649	0

Proposal 3 - The approval of the Company’s 2011 Management Incentive Plan.

The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
61,901,298	3,242,814	85,978	4,751,147

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

By:	/s/ ROBERT J. HALLIDAY
Robert J. Halliday Executive Vice President and Chief Financial Officer

Date: January 24, 2011